UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 21, 2006

PS BUSINESS PARKS, INC.
        (Exact name of registrant as specified in its charter)

California	1-10709	95-4300881
(State or Other Jurisdiction	(Commission File	(I.R.S. Employer Identification
of Incorporation)	Number)	Number)

701 Western Avenue, Glendale, California 91201-2397
        (Address of principal executive offices ) (Zip Code)

        Registrant’s telephone number, including area code: (818) 244-8080

N/A
        (Former name or former address, if changed since last report)

|_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

|_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

|_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

|_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01. Regulation FD Disclosure

On February 21, 2006, the Company announced the results for the fourth quarter ended December 31, 2005. The information in this Form 8-K (including Exhibit 99.1) shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

Item 9.01. Financial Statements and Exhibits

      (c) Exhibits

       The following exhibit relating to Item 7.01 shall be deemed to be furnished, and not filed:

      99.1 Press release dated February 21, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PS BUSINESS PARKS, INC.

Date: February 21, 2006

By: /s/ Edward A. Stokx
Edward A. Stokx
Chief Financial Officer

News Release

PS Business Parks, Inc.
701 Western Avenue
Glendale, CA 91201-2349
www.psbusinessparks.com

For Release:     Immediately
Date:                 February 21, 2006
Contact:            Mr. Edward A. Stokx
                          (818) 244-8080, Ext. 649

         PS Business Parks, Inc. Reports Results for the Fourth Quarter Ended December 31, 2005

Glendale, California — PS Business Parks, Inc. (AMEX:PSB) reported operating results for the fourth quarter ended December 31, 2005.

Net income allocable to common shareholders for the three months ended December 31, 2005 was $4.9 million or $0.22 per diluted share on revenues of $55.9 million compared to $16.9 million or $0.77 per diluted share on revenues of $54.6 million for the same period in 2004. Net income allocable to common shareholders for the year ended December 31, 2005 was $32.3 million or $1.47 per diluted share on revenues of $220.2 million compared to $29.1 million or $1.33 per diluted share on revenues of $211.6 million for the year ended December 31, 2004.

Revenues increased $1.3 million for the three months ended December 31, 2005 over the same period in 2004 as a result of improved occupancy within the Company’s portfolio. Net income allocable to common shareholders for the three months ended December 31, 2005 decreased over the same period of 2004 by $12.0 million or $0.55 per diluted share resulting from a decrease in the gain on disposition of real estate.

Revenues increased $8.6 million for the year ended December 31, 2005 over the prior year also as a result of improved occupancy within the Company’s portfolio. Net income allocable to common shareholders for the year ended December 31, 2005 increased over the year ended December 31, 2004 by $3.2 million or $0.14 per diluted share primarily resulting from the increase in income from continuing operations before minority interests of $4.6 million and an increase in gain on disposition of real estate of $2.6 million partially offset by reduced income from discontinued assets resulting from asset sales.

Supplemental Measures

Funds from operations (“FFO”) allocable to common shareholders and unit holders for three months ended December 31, 2005 and 2004 were $25.1 million, or $0.86 per diluted share, and $26.0 million, or $0.89 per diluted share, respectively. FFO allocable to common shareholders and unit holders for the years ended December 31, 2005 and 2004 were $102.5 million, or $3.49 per diluted share, and $97.2 million, or $3.32 per diluted share, respectively.

In July of 2005, the Company redeemed at par value its 8.875% Series Y Cumulative Preferred Operating Partnership Units for $12.0 million. In accordance with the Securities and Exchange Commission’s interpretation of Emerging Issues Task Force (“EITF”) Topic D-42, “The Effect on the Calculation of Earnings per Share for the Redemption or Induced Conversion of Preferred Stock,” the redemption of the Series Y preferred units resulted in an additional allocation of net income to preferred unit holders for the year ended December 31, 2005 and a corresponding reduction of net income allocable to common shareholders of $301,000. The redemption of preferred equity during the year ended December 31, 2004 resulted in a combined allocation of net income to preferred unit holders and shareholders and a corresponding reduction of net income allocable to common shareholders of $5.0 million.

The following table summarizes the impact of the implementation of the SEC’s clarification of EITF Topic D-42 on the Company’s FFO per common shareholders and unit holders for the three months and years ended December 31, 2005 and 2004:

                                                  For the Three Months Ended         For the Years Ended
                                                         December 31,                   December 31,
                                                 -----------------------------   ----------------------------
                                                       2005           2004            2005          2004
                                                 -------------- --------------   ------------- --------------
FFO per common share, before adjustments.....     $    0.86      $    0.89        $   3.50      $   3.49
Application of EITF Topic D-42...............           -                -           (0.01)        (0.17)
                                                 -------------- --------------   ------------- --------------
FFO per common share, as reported............     $    0.86      $    0.89        $   3.49      $   3.32
                                                 ============== ==============   ============= ==============

Property Operations

In order to evaluate the performance of the Company’s overall portfolio over two comparable periods, management analyzes the operating performance of a consistent group of properties owned and operated throughout both periods (herein referred to as “Same Park”). Operating properties that the Company acquired subsequent to January 1, 2004 are referred to as “Other Facilities.” For the three months and years ended December 31, 2005 and 2004, the Same Park portfolio constitutes 17.1 million net rentable square feet, which includes all assets included in continuing operations the Company owned and operated from January 1, 2004 through December 31, 2005, and represents approximately 99% of the weighted average square footage of the Company’s portfolio for 2005.

The Company’s property operations account for substantially all of the net operating income earned by the Company. The following tables present the operating results of the Company’s properties for the three months and years ended December 31, 2005 and 2004 in addition to other income and expense items affecting income from continuing operations (unaudited, in thousands, except per square foot amounts):

                                                              For the Three Months                   For the Years
                                                                    Ended                                Ended
                                                                  December 31,                        December 31,
                                                             ----------------------              -----------------------
                                                                2005        2004      Change        2005        2004        Change
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Rental income:
  Same Park (17.1 million net rentable square feet) (1)...... $ 54,348   $ 53,641       1.3%      $ 215,780   $ 209,256        3.1%
  Other Facilities (398,000 net rentable square feet) (2)....    1,450        856      69.4%          3,889       1,746      122.7%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Total rental income..........................................   55,798     54,497       2.4%        219,669     211,002        4.1%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Cost of operations:
   Same Park.................................................   16,645     15,792       5.4%         64,412      62,363        3.3%
   Other Facilities..........................................      415        350      18.6%          1,396         706       97.7%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Total cost of operations.....................................   17,060     16,142       5.7%         65,808      63,069        4.3%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Net operating income (3):
   Same Park.................................................   37,703     37,849      (0.4%)       151,368     146,893        3.0%
   Other Facilities..........................................    1,035        506     104.5%          2,493       1,040      139.7%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Total net operating income...................................   38,738     38,355       1.0%        153,861     147,933        4.0%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Other income and expenses:
   Facility management fees..................................      145        109      33.0%            579         624       (7.2%)
   Interest and other income.................................    2,108        194     986.6%          4,888         406    1,103.9%
   Interest expense..........................................     (464)      (442)      5.0%         (1,330)     (3,054)     (56.5%)
   Depreciation and amortization.............................  (20,002)   (18,224)      9.8%        (76,285)    (70,086)       8.8%
   General and administrative................................   (1,580)    (1,379)     14.6%         (5,843)     (4,628)      26.3%
   Asset impairment due to casualty loss.....................      (72)         -     100.0%            (72)          -      100.0%
                                                             ----------- ----------  ---------   ------------ ----------  ----------
Income before discontinued operations and minority interest.. $ 18,873   $ 18,613       1.4%      $  75,798   $  71,195        6.5%
                                                             =========== ==========  =========   ============ ==========  ==========
Same Park gross margin (4)...................................     69.4%      70.6%     (1.7%)          70.1%       70.2%      (0.1%)
Same Park weighted average for period:
   Occupancy.................................................     93.0%      89.9%      3.4%           92.2%       89.1%       3.5%
  Annualized realized rent per square foot (5)............... $  13.65   $  13.94      (2.1%)     $   13.73   $    13.76      (0.2%)

(1) See above for a definition of Same Park.

(2) Represents operating properties owned by the Company as of December 31, 2005 that are not included in Same Park.

(3) Net operating income ("NOI") is an important measurement in the commercial real estate industry for determining the value of the real estate generating the NOI. The Company's calculation of NOI may not be comparable to those of other companies and should not be used as an alternative to measures of performance in accordance with generally accepted accounting principles
    ("GAAP").

(4) Same Park gross margin is computed by dividing NOI by rental income.

(5) Same Park realized rent per square foot represents the annualized revenues earned per occupied square foot.

Financial Condition

The following are key financial ratios with respect to the Company’s leverage at and for the three months ended December 31, 2005.

     Ratio of FFO to fixed charges (1).....................................         84.7
     Ratio of FFO to fixed charges and preferred distributions (1).........          2.8x
     Debt and preferred equity to total market capitalization (based on
         common stock price of $49.20 at December 31, 2005)................         34.7%
     Available under line of credit at December 31, 2005...................     $100.0 million

(1)......Fixed charges include interest expense of $464,000.

Property Acquisitions

On February 8, 2006, the Company acquired WesTech Business Park, a 366,000 square foot office and flex park in Silver Spring, Maryland, for approximately $69.6 million. The park, which has a current occupancy of approximately 95.0%, consists of 9 single story buildings.

On October 25, 2005, the Company acquired Rose Canyon Business Park, a 233,000 square foot multi-tenant flex park in San Diego, California, for $35.1 million. In connection with the acquisition, the Company assumed a $15.0 million mortgage, which bears an interest rate of 5.73% and matures March 1, 2013. The park consists of 14 single and two story buildings and was approximately 94.6% occupied upon acquisition.

Property Dispositions

During the three months ended December 31, 2005, the Company sold four units at Miami International Commerce Center (“MICC”) aggregating 30,200 square feet and a 13,000 square foot parcel of land with a combined gross sale price of $4.3 million. In connection with the sales, the Company recognized gains of $1.6 million.

On September 30, 2005, the Company completed the sale of Woodside Corporate Park located in Beaverton, Oregon. The park consists of 13 buildings comprising approximately 574,000 square feet and a 3.3 acre parcel of land. Net proceeds from the sale, after transaction costs, were approximately $64.5 million. In connection with the sale, the Company recognized a gain of $12.5 million.

On August 8, 2005, the Company closed on the sale of a 7,100 square foot unit at MICC for $750,000, resulting in a gain of $137,000. On February 15, 2005, the Company sold a 56,000 square foot retail center located at MICC. The sales price was approximately $12.2 million, resulting in a gain of $967,000. In addition, on January 20, 2005, the Company closed on the sale of a 7,100 square foot unit at MICC for $740,000, resulting in a gain of $142,000.

On January 31, 2005, the Company closed on the sale of 8.2 acres of land within the Cornell Oaks project in Beaverton, Oregon. The sales price for the land was $3.6 million, resulting in a gain of $1.8 million.

Stock Repurchase Program

The Company’s Board of Directors has authorized the repurchase, from time to time, of up to 4.5 million shares of the Company’s common stock on the open market or in privately negotiated transactions. During the three months ended December 31, 2005, the Company repurchased 238,300 shares of common stock at a cost of approximately $11.2 million. Since inception through December 31, 2005, the Company has repurchased an aggregate of 3.0 million shares of common stock at an aggregate cost of approximately $86.5 million (average cost of $29.00 per share). No shares were repurchased in 2004.

Distributions Declared

The Board of Directors declared a quarterly dividend of $0.29 per common share on February 20, 2006. Distributions were also declared on the various series of depositary shares, each representing 1/1,000 of a share of preferred stock listed below. Distributions are payable March 31, 2006 to shareholders of record on March 15, 2006.

                      Series               Dividend Rate       Dividend Declared
                      --------             -------------       -----------------
                      Series D                 9.500%            $  0.593750
                      Series F                 8.750%               0.546875
                      Series H                 7.000%               0.437500
                      Series I                 6.875%               0.429688
                      Series K                 7.950%               0.496875
                      Series L                 7.600%               0.475000
                      Series M                 7.200%               0.450000

Company Information

PSB is a self-advised and self-managed equity real estate investment trust (“REIT”) that acquires, develops, owns and operates commercial properties, primarily flex, multi-tenant office and industrial space. The Company defines “flex” space as buildings that are configured with a combination of office and warehouse space and can be designed to fit a number of uses (including office, assembly, showroom, laboratory, light manufacturing and warehouse space). As of December 31, 2005, PSB wholly owned approximately 17.6 million net rentable square feet of commercial space with approximately 3,300 customers located in eight states, concentrated in California (5.4 million sq. ft.), Texas (2.9 million sq. ft.), Florida (3.2 million sq. ft.), Oregon (1.4 million sq. ft.), Virginia (2.8 million sq. ft.), Maryland (1.2 million sq. ft.) and Arizona (0.7 million sq. ft.).

Forward-Looking Statements

When used within this press release, the words “may,” “believes,” “anticipates,” “plans,” “expects,” “seeks,” “estimates,” “intends” and similar expressions are intended to identify “forward-looking statements.” Such forward-looking statements involve known and unknown risks, uncertainties and other factors, which may cause the actual results and performance of the Company to be materially different from those expressed or implied in the forward-looking statements. Such factors include the impact of competition from new and existing commercial facilities which could impact rents and occupancy levels at the Company’s facilities; the Company’s ability to evaluate, finance and integrate acquired and developed properties into the Company’s existing operations; the Company’s ability to effectively compete in the markets that it does business in; the impact of the regulatory environment as well as national, state and local laws and regulations including, without limitation, those governing REITs; the impact of general economic conditions upon rental rates and occupancy levels at the Company’s facilities; the availability of permanent capital at attractive rates, the outlook and actions of Rating Agencies and risks detailed from time to time in the Company’s SEC reports, including quarterly reports on Form 10-Q, reports on Form 8-K and annual reports on Form 10-K.

Additional information about PS Business Parks, Inc., including more financial analysis of the fourth quarter operating results, is available on the Internet. The Company’s web site is www.psbusinessparks.com.

A conference call is scheduled for Wednesday, February 22, 2006, at 10:00 a.m. (PST) to discuss the fourth quarter results. The toll free number is 1-800-399-4409; the conference ID is 4222374. The call will also be available via a live webcast on the Company’s website. A replay of the conference call will be available through March 1, 2006 at 1-800-642-1687. A replay of the conference call will also be available on the Company’s website.

Additional financial data attached.

PS BUSINESS PARKS, INC.
SELECTED FINANCIAL DATA
(unaudited, in thousands)

                                                           At December 31, 2005       At December 31, 2004
                                                         --------------------------  ------------------------
Balance Sheet Data:
    Cash and cash equivalents.......................      $                200,447    $               39,688
    Properties held for disposition, net............      $                  3,433    $               67,632
    Real estate facilities, before accumulated
      depreciation..................................      $              1,576,907    $            1,504,536
    Total assets....................................      $              1,463,678    $            1,366,052
    Total debt......................................      $                 25,893    $               11,367
    Minority interest - common units................      $                169,451    $              169,295
    Minority interest - preferred units.............      $                135,750    $              127,750
    Perpetual preferred stock.......................      $                593,350    $              510,850
    Common shareholders' equity.....................      $                500,108    $              506,114

    Total common shares outstanding at period end...                        21,561                    21,840
                                                         ==========================  ========================

    Total common shares  outstanding  at period end,
      assuming    conversion    of   all   Operating
      Partnership units into common stock...........                        28,866                    29,145
                                                         ==========================  ========================

PS BUSINESS PARKS, INC.
CONSOLIDATED STATEMENTS OF INCOME
(unaudited, in thousands, except per share amounts)

                                                                  For the Three Months                 For the Years Ended
                                                                   Ended December 31,                      December 31,
                                                           -----------------------------------  -----------------------------------
                                                                2005              2004               2005               2004
                                                           ---------------- ------------------  ----------------  -----------------
Revenues:
   Rental income.......................................        $    55,798        $    54,497       $   219,669       $    211,002
   Facility management fees............................                145                109               579                624
                                                           ---------------- ------------------  ----------------  -----------------
  Total operating revenues.............................             55,943             54,606           220,248            211,626
                                                           ---------------- ------------------  ----------------  -----------------
Expenses:
  Property operations..................................             17,060             16,142            65,808             63,069
  Depreciation and amortization........................             20,002             18,224            76,285             70,086
  General and administrative...........................              1,580              1,379             5,843              4,628
                                                           ---------------- ------------------  ----------------  -----------------
  Total operating expenses.............................             38,642             35,745           147,936            137,783
                                                           ---------------- ------------------  ----------------  -----------------
Other income and expenses:
  Interest and other income............................              2,108                194             4,888                406
  Interest expense.....................................              (464)              (442)           (1,330)            (3,054)
                                                           ---------------- ------------------  ----------------  -----------------
  Total other income and expenses......................              1,644              (248)             3,558            (2,648)
                                                           ---------------- ------------------  ----------------  -----------------

Asset impairment due to casualty loss..................                 72                 -                 72                 -
                                                           ---------------- ------------------  ----------------  -----------------

Income from continuing operations before minority interests         18,873             18,613            75,798             71,195
                                                           ---------------- ------------------  ----------------  -----------------

Minority interests in continuing operations:
    Minority interest in income - preferred units:
      Distributions paid to preferred unit holders.....            (2,508)            (2,697)          (10,350)           (17,106)
      Redemption of preferred operating partnership units                -                  -             (301)            (3,139)
    Minority interest in income - common units.........            (1,296)            (1,577)           (5,576)            (4,501)
                                                           ---------------- ------------------  ----------------  -----------------
    Total minority interests in continuing operations..            (3,804)            (4,274)          (16,227)           (24,746)
                                                           ---------------- ------------------  ----------------  -----------------

Income from continuing operations .....................             15,069             14,339            59,571             46,449
                                                           ---------------- ------------------  ----------------  -----------------

Discontinued operations:
    (Loss) income from discontinued operations.........               (61)                949             2,907              5,491
  Gain on disposition of real estate...................              1,580             15,317            18,109             15,462
Minority interest in earnings attributable to
     discontinued operations - common units............              (411)            (4,081)           (5,293)            (5,259)
                                                           ---------------- ------------------  ----------------  -----------------
Income from discontinued operations....................              1,108             12,185            15,723             15,694
                                                           ---------------- ------------------  ----------------  -----------------

Net income.............................................             16,177             26,524            75,294             62,143
                                                           ---------------- ------------------  ----------------  -----------------
Net income allocable to preferred shareholders:
   Preferred distributions:
       Preferred distributions paid....................             11,254              9,612            43,011             31,154
       Redemption of preferred stock...................                                                                      1,866
                                                                         -                  -                 -
                                                           ---------------- ------------------  ----------------  -----------------
   Total preferred distributions.......................             11,254              9,612            43,011             33,020
                                                           ---------------- ------------------  ----------------  -----------------

Net income allocable to common shareholders............         $    4,923        $    16,912       $    32,283        $    29,123
                                                           ================ ==================  ================  =================

Net income per common share - basic:
  Continuing operations................................         $     0.18         $     0.22        $     0.76         $     0.62
  Discontinued operations..............................         $     0.05         $     0.56        $     0.72         $     0.72
   Net income..........................................         $     0.23         $     0.77        $     1.48         $     1.34
Net income per common share - diluted:
  Continuing operations................................         $     0.17         $     0.21        $     0.75         $     0.61
  Discontinued operations..............................         $     0.05         $     0.55        $     0.71         $     0.71
   Net income..........................................         $     0.22         $     0.77        $     1.47         $     1.33
Weighted average common shares outstanding:
  Basic................................................             21,704             21,830            21,826             21,767
                                                           ================ ==================  ================  =================
  Diluted..............................................             21,920             21,993            22,018             21,960
                                                           ================ ==================  ================  =================

PS BUSINESS PARKS, INC.
Computation of Funds from Operations ("FFO") and Funds Available for Distribution ("FAD")
(unaudited, in thousands, except per share amounts)

                                                              For the Three Months Ended               For the Years Ended
                                                                     December 31,                          December 31,
                                                          ------------------------------------  -----------------------------------
                                                                2005               2004               2005              2004
                                                          -----------------  -----------------  ----------------- -----------------

Computation of Diluted Funds From Operations
--------------------------------------------
    per Common Share ("FFO") (1):
    -----------------------------

Net income allocable to common shareholders............         $    4,923        $    16,912        $    32,283       $    29,123
Adjustments:
    Gain on disposition of real estate.................            (1,580)           (15,317)           (18,109)          (15,462)
    Depreciation and amortization......................             20,002             18,777             77,420            73,793
    Minority interest in income - common units.........              1,707              5,658             10,869             9,760
                                                          -----------------  -----------------  ----------------- -----------------
FFO allocable to common shareholders/unit holders......        $    25,052        $    26,030        $   102,463       $    97,214
                                                          =================  =================  ================= =================

Weighted average common shares outstanding.............             21,704             21,830             21,826            21,767
Weighted average common OP units outstanding...........              7,305              7,305              7,305             7,305
Weighted average common stock equivalents outstanding..                216                163                192               193
                                                          -----------------  -----------------  ----------------- -----------------

Weighted average common shares and OP units for purposes
  of computing fully-diluted FFO per common share......             29,225             29,298             29,323            29,265
                                                          =================  =================  ================= =================

Diluted FFO per common share equivalent................         $     0.86         $     0.89         $     3.49        $     3.32
                                                          =================  =================  ================= =================

  Computation of Funds Available for Distribution ("FAD")(2):
  -----------------------------------------------------------

FFO allocable to common shareholders...................        $    25,052        $    26,030        $   102,463       $    97,214

Adjustments:
     Maintenance capital expenditures..................            (3,187)            (3,852)            (8,075)           (8,760)
     Tenant improvements...............................            (2,918)            (8,428)           (19,179)          (27,388)
     Lease commissions.................................            (3,577)            (1,951)            (8,567)           (7,465)
     Straight-line rent................................              (361)              (901)            (3,635)           (3,143)
     Stock-based compensation expense..................                311                 65              1,060               914
     In-place rents adjustment.........................                 38                 39                155               156
     Lease incentives..................................                122                  -                144                 -
     Impact of EITF Topic D-42.........................                  -                  -                301             5,005
                                                          -----------------  -----------------  ----------------- -----------------
FAD....................................................        $    15,480        $    11,002        $    64,667       $    56,533
                                                          =================  =================  ================= =================

Distributions to common shareholders/unit holders......        $   (8,412)       $    (8,452)       $   (33,789)      $   (33,748)
                                                          =================  =================  ================= =================

Distribution payout ratio..............................              54.3%              76.8%              52.3%             59.7%
                                                          =================  =================  ================= =================

(1)  Funds From  Operations  ("FFO") is computed in accordance with the White Paper on FFO approved by the Board of
     Governors of the National  Association of Real Estate Investment  Trusts  ("NAREIT").  The White Paper defines
     FFO as net income, computed in accordance with GAAP, before depreciation,  amortization,  minority interest in
     income,  gains or  losses  on  asset  dispositions  and  extraordinary  items.   FFO  should  be  analyzed  in
     conjunction  with net income.   However,  FFO should not be viewed as a substitute for net income as a measure of operating  performance  or  liquidity as it does not reflect  depreciation  and  amortization  costs or the level of capital  expenditure  and leasing  costs  necessary  to maintain  the  operating  performance  of the
     Company's  properties,  which are significant economic costs and could materially impact the Company's results
     from operations.   Other REITs may use different methods for calculating FFO and,  accordingly,  the Company's
     FFO may not be comparable to other real estate companies.

(2)  Funds available for  distribution  ("FAD") is computed by deducting from  consolidated  FFO recurring  capital expenditures,  which the Company  defines as those  costs  incurred to  maintain  the  assets'  value,  tenant improvements,  capitalized  leasing  commissions  and  straight-line  rent  from  FFO and  adding  stock-based compensation  expense,  amortization  of lease  incentives,  in-place rents  adjustment and the impact of EITF
     Topic  D-42.  Like FFO,  the  Company  considers  FAD to be a useful  measure for  investors  to evaluate  the operations  and cash  flows of a REIT.  FAD does not  represent  net  income or cash flow from  operations  as defined by GAAP.